Exhibit 99(a)

Description of Business segments reflecting the January 1, 2004, organizational changes

As described in our Annual Report on Form 10-K for the year ended December 31, 2003, we reorganized our businesses on January 1, 2004. As a result of reorganizing our businesses around markets and customers, we reduced our number of reporting segments from 14 to 11. We believe this simplified organization will help us achieve lower costs of operations in platforms that will accommodate our future growth. Our 11 reporting segments as of January 1, 2004, were as follows:

•	Advanced Materials – the combination of our Plastics business with the silicones and quartz businesses of Specialty Materials

•	Commercial Finance – the combination of Commercial Finance and the Fleet Services business that was previously part of Equipment Management

•	Consumer Finance – remains unchanged

•	Consumer & Industrial – the combination of our Consumer Products business with certain parts of our Industrial Products and Systems business

•	Energy – our Power Systems business plus the Transmission & Distribution business previously part of Industrial Products and Systems

•	Equipment & Other Services – the combination of Equipment Management (excluding Fleet Services) and the All Other GECS segment

•	Healthcare – our Medical Systems business, which remains unchanged

•	Infrastructure – the combination of the security, sensors and Fanuc Automation businesses of Industrial Products and Systems with the water business of Specialty Materials

•	Insurance – remains unchanged

•	NBC – remains unchanged

•	Transportation – the combination of Aircraft Engines, Transportation Systems and certain parts of GE Supply

Advanced Materials

Advanced Materials (5.3%, 5.3% and 5.6% of consolidated revenues in 2003, 2002 and 2001, respectively) includes high-performance plastics used by compounders, molders, and major original equipment manufacturers for use in a variety of applications, including fabrication of automotive parts, computer enclosures, compact disks and optical-quality media, major appliance parts, telecommunications equipment and construction materials. Our products also include structured products, silicones, high-purity quartzware and, until the sale of the Superabrasives business in late 2003, industrial grade and gem quality diamonds. Market opportunities are created by substituting many of these products for other materials, which can provide customers with productivity through improved material performance at lower system costs. These materials are sold to a diverse worldwide customer base, mainly manufacturers. Our business has a significant operating presence around the world and participates in numerous manufacturing and distribution joint ventures. In July 2003, we completed the acquisition of OSi Specialties, a leading, global supplier of silanes, specialty silicones and urethane additives. We also completed the divestiture of our Specialty Chemicals and Superabrasives units in 2003.

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Our business environment is characterized by technological innovation and heavy capital investment. Being competitive requires emphasis on efficient manufacturing process implementation and significant resources devoted to market and application development. Competitors include large, technology-driven suppliers of the same, as well as other functionally equivalent, materials. The business is cyclical and is sensitive to variations in price and in the effects of supply/demand factors on the cost of raw materials, such as cumene, benzene and methanol. Availability of manufacturing capacity from the business or its competitors and anticipation of new product or material performance requirements are key factors affecting competition. Our application development, often in association with our existing or potential customers, and associated technology assistance have added additional market demand. In addition, product and manufacturing process patents establish barriers to entry in many product lines.

Advanced Materials is headquartered in Pittsfield, Massachusetts, and has operations in North America, Asia, Europe, and South America.

Commercial Finance

Commercial Finance (15.5%, 14.8% and 14.0% of consolidated revenues in 2003, 2002, and 2001, respectively) offers an array of financial services worldwide. With particular expertise in the mid-market segment, we offer loans, leases, and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets. These assets include industrial and energy-related facilities and equipment; commercial and residential real estate; vehicles; aircraft; and equipment used in many industries including the construction, manufacturing, telecommunications and healthcare industries.

We acquired the commercial inventory financing business of Deutsche Financial Services and the structured finance business of ABB in 2002, and most of the commercial lending business of Transamerica Finance Corporation in January 2004.

We operate in a highly competitive environment and are subject to competition from a variety of financial institutions including commercial banks, investment banks, leasing companies, financing companies associated with manufacturers, and independent finance companies. Industry participants compete on the basis of interest rates and fees as well as deal structures and credit terms. Profitability is affected not only by broad economic conditions that impact customer credit quality and the availability and cost of capital, but also by successful management of credit risk, operating risk and market risks such as interest rate and currency exchange risk. Important factors to continued success include maintaining strong risk management systems, customer and industry specific knowledge, diverse portfolios, service and distribution channels, strong collateral and asset management knowledge, deal structuring expertise and the reduction of costs through technology and productivity.

Commercial Finance headquarters are in Stamford, Connecticut with offices throughout the United States and in Canada, Latin America, Europe, and Asia Pacific.

Given the focus on a single form of collateral type, we have provided additional information on our Real Estate (commercial real estate) and Aviation Services (commercial aircraft) operating businesses.

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Real Estate

Real Estate funds the direct acquisition, refinancing and renovation of real estate assets, and purchases equity investments in real estate properties. Real Estate loans generally are intermediate-term senior and subordinated fixed and floating-rate and are secured by existing income-producing commercial properties. Our business also includes the origination and term securitization within one year of low loan to value loans. We invest in and provide restructuring financing for portfolios of real estate, mortgage loans, limited partnerships and tax-exempt bonds. Additionally, we invest in equity positions in a diversified portfolio of real estate assets via direct real estate ownership and joint venture interests. Property types include office buildings, self-storage facilities, apartment buildings, retail facilities, industrial properties, franchise properties and parking facilities.

Aviation Services

Aviation Services is a global commercial aviation financial services business that offers a broad range of financial products to airlines, aircraft operators, owners, lenders and investors. Financial products include leases, aircraft purchasing and trading, loans, engine/spare parts financing, pilot training, fleet planning and financial advisory services.

Consumer Finance

Consumer Finance (9.6%, 7.8% and 7.5% of consolidated revenues in 2003, 2002, and 2001, respectively) is a leading provider of credit products and services to consumers, retailers and auto dealers in 38 countries. We offer a broad range of financial products, including private-label credit cards; personal loans; bank cards; auto loans; leases and inventory financing; residential mortgages; corporate travel and purchasing cards; debt consolidation; home equity loans; and credit insurance. We acquired First National Bank and the retail sales finance unit of Conseco Finance Corp. in 2003 as part of our continued global expansion.

Our operations are subject to a variety of bank and consumer protection regulations, including regulations governing data privacy. Further, a number of countries have ceilings on rates chargeable to consumers in financial service transactions. We are subject to competition from various types of financial institutions including commercial banks, leasing companies, consumer loan companies, independent finance companies, manufacturers’ captive finance companies, and insurance companies. Industry participants compete on the basis of price, servicing capability, promotional marketing, risk management, and cross selling. The markets in which we operate are also subject to the risks of declining retails sales, changes in interest and currency exchange rates, and increases in personal bankruptcy filings.

Consumer Finance headquarters are in Stamford, Connecticut and our operations are located principally in the United States, and in Europe, Asia, Latin and South America, Australia and New Zealand.

Consumer & Industrial

Consumer & Industrial (9.6%, 9.7% and 10.3% of consolidated revenues in 2003, 2002 and 2001, respectively) deals with products characterized by high volume and relatively low unit prices. Consumer & Industrial products share several characteristics – competitive design, efficient manufacturing and effective distribution and service. Strong global competition rarely permits premium pricing, so cost control and productivity are key. Despite pricing pressures on many of its products, Consumer & Industrial also invests in the development of differentiated, premium products that are subject to less competitive pricing pressure. Scale is also important, and the combination of three separate industrial businesses facilitates synergies in headquarter, back office and distribution channel costs. While some Consumer & Industrial products are primarily directed to consumer applications (appliances, for example), and some primarily to industrial applications (switchgear, for example), others are directed to both markets (lighting, for example).

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Consumer & Industrial is headquartered in Louisville, Kentucky, and has operations in North America, Europe, Asia and South America.

We describe the segment as follows according to market channel – Consumer, and Industrial including certain parts of GE Supply.

Consumer

We sell and service home appliances including refrigerators, freezers, ranges, dishwashers, clothes washers and dryers, microwave ovens, speed cooking ovens, room air conditioners, and water systems for filtration, softening and heating. Brands are Monogram®, GE Profile Performance™, GE Profile™, GE®, Hotpoint® and RCA.

We manufacture certain products, and also source finished product and component parts from third-party global manufacturers. A large portion of appliances sales are through a variety of retail outlets for replacement of installed units. Residential building contractors installing units in new construction are our second major U.S. channel. We offer the largest manufacturer’s service organization in the appliances industry, providing in-home repair, extended service plans, warranty administration and risk management services. We also manufacture and sell approximately 6,000 various lamp products for commercial, industrial and consumer markets including full lines of incandescent, halogen, fluorescent, high-intensity discharge, light-emitting diode, automotive and miniature products.

Industrial and GE Supply

Our industrial division provides integrated electrical equipment and systems used to distribute, protect and control energy and equipment. We manufacture electrical distribution and control products including circuit breakers, panel boards and general purpose controls that are used to distribute and manage power in a variety of residential, commercial, consumer and industrial applications. In addition, we also design and manufacture motors and control systems used in end-industrial and consumer products such as heating, ventilation and air conditioning, dishwashers, and clothes washers and dryers. Another component of the business provides customer focused solutions centered on coordinated drives and the delivery and control of electric power. We also market a wide variety of commercial lighting systems and lighting for aircraft, automotive and other transportation applications, front and rear projection, video projection, medical, architectural, fiber optic, stage, studio, nightclub and theater applications.

The aggregate level of economic activity in markets for such products and services generally lag overall economic slowdowns as well as subsequent recoveries. In the United States, industrial markets are undergoing significant structural changes reflecting, among other factors, increased international competition and pressures to modernize productive capacity.

GE Supply is a full-line, international distributor of electrical products and parts, power generation products, fasteners, lighting equipment and supplies from GE and other leading manufacturers. The business serves electrical contractors, industrial and commercial users, engineer constructors, original equipment manufacturers, utilities and the aerospace industry.

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Energy

Energy (14.2%, 17.9% and 16.6% of consolidated revenues in 2003, 2002 and 2001, respectively) serves power generation, industrial, government and other customers worldwide with products and services related to energy production, distribution and management. In 2003, we made several acquisitions, including Jenbacher A.G. of Austria. These acquisitions continue to improve our ability to serve our global customers and further add to the portfolio of complete solutions for the energy industry. The acquisition of Jenbacher A.G. added reciprocating gas engines to the portfolio. We offer wind turbines as part of our renewable energy portfolio, which also includes hydropower and geothermal technology. The business also sells aircraft engine derivatives for use as industrial power sources. This activity is also reported in the Transportation segment. Gas turbines and generators are used principally in power plants for generation of electricity and for industrial cogeneration and mechanical drive applications. Our Oil and Gas business offers advanced technology turbomachinery products and services for production, liquid natural gas, transportation, storage, refineries, petrochemical and distribution systems. With the acquisition of PII Pipeline Solutions in 2002, the business acquired leading technology in total pipeline integrity solutions including analysis and pipeline asset management. Steam turbines and generators are sold to the electric utility industry and to private industrial customers for cogeneration applications. Nuclear reactors, fuel and support services for both new and installed boiling water reactors are also a part of this segment. A complete portfolio of aftermarket services, including equipment upgrades, contractual services agreements, repairs, equipment installation, monitoring and diagnostics, asset management and performance optimization tools, remote performance testing and Dry Low NOx (DLN) tuning provides customers total solutions to meet their needs. We continue to invest in advanced technology development that will provide more value to our customers and more efficient solutions that comply with today’s strict environmental regulations.

Worldwide competition for power generation products and services is intense. Demand for most power generation products and services is global and, as a result, is sensitive to the economic and political environment of each country in which the business participates, and to regional load growth requirements and demand side management. In addition, internationally, the influence of available fuels and related prices has a large impact on demand. For information about orders and backlog, see page 50 of Exhibit 99(d).

Energy, headquartered in Atlanta, Georgia, operates in North America, Europe, South America and Asia.

Equipment & Other Services

Equipment & Other Services (3.3%, 4.2% and 6.1% of consolidated revenues in 2003, 2002 and 2001, respectively) helps customers manage, finance and operate a wide variety of business equipment worldwide. We provide rentals, leases, sales, asset management services and loans for portfolios of commercial and transportation equipment, including tractors, trailers, railroad rolling stock, modular space units, intermodal shipping containers, computer networks, marine containers and autos. Our operations are conducted in highly competitive markets. Economic conditions, geographic location, pricing and equipment availability are important factors in this business. Future success will depend upon the ability to maintain a large and diverse customer portfolio, optimize asset mix, maximize asset utilization and effectively manage credit risk. In addition, we seek to understand and deliver unique product and service offerings to our customers in the most efficient and cost effective manner.

Also in the segment are activities and businesses that are not measured within one of the other financial services segments – for example, corporate expenses, liquidating businesses and other non-segment aligned operations.

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Equipment & Other Services headquarters are located in Stamford, Connecticut with offices throughout the United States and in Canada, Mexico and Europe.

Healthcare

Healthcare (7.6%, 6.8% and 6.7% of consolidated revenues in 2003, 2002 and 2001, respectively) manufactures, sells and services a wide range of medical equipment including equipment for magnetic resonance (MR), computed tomography (CT), Positron Emission Tomography (PET), x-ray, patient monitoring, diagnostic cardiology, nuclear imaging, ultrasound, bone densitometry, anesthesiology and oxygen therapy, neonatal and critical care and therapy. We sell product services to hospitals and medical facilities worldwide. Product services include remote diagnostic and repair services for medical equipment manufactured by GE and by others, as well as computerized data management and customer productivity services. In 2003, we acquired Instrumentarium and entered into an agreement to acquire Amersham plc, a world leader in diagnostic imaging agents and in life sciences.

Healthcare competes against a variety of U.S. and non-U.S. manufacturers and services operations. Technological competence and innovation, excellence in design, high product performance, quality of services and competitive pricing are among the key factors affecting competition for these products and services. Throughout the world, we play a critical role in delivering new technology to improve patient outcomes and productivity tools to help control healthcare costs. For information about orders and backlog, see page 51of Exhibit 99(d).

Healthcare is headquartered in Waukesha, Wisconsin and operates in North America, Europe, Asia, Australia and South America.

Infrastructure

Infrastructure (2.3%, 1.4% and 0.3% of consolidated revenues in 2003, 2002 and 2001, respectively) is a high-technology platform comprising some of our fastest-growing businesses. We offer protection and productivity solutions to some of the most pressing issues that industries face: pure water, safe facilities, plant automation and sensing applications in the operating environment. Our business helps people protect families, property and communities. From home to industry to national security, our technology covers the full spectrum of security solutions, including high-tech video monitoring, intrusion and smoke detection, real estate and property control and explosives and narcotics detection. We are an industry leader in the design and manufacture of sensing elements, devices, instruments and systems that enable customers to monitor, protect, control and ensure the safety of their critical applications. Other products include precision sensors for temperature, pressure, humidity, gas, infrared and ultrasonic applications; high-quality handheld and portable field calibrators; stand-alone measurement instrumentation and systems that provide the end-to-end solutions necessary to validate or certify vital processes. We supply specialty chemicals, pumps, valves, filters, fluid handling equipment and related services for improving the performance of water, wastewater and process systems. We deliver automation hardware and software designed to help users reduce costs, increase efficiency and enhance profitability through a diverse array of capabilities and products, including controllers, embedded systems, advanced software, motion control, computer numerical controls, operator interfaces, industrial computers, and lasers. Our portfolio of products and services are sold to a diverse worldwide customer base in markets ranging from commercial and residential to transportation, industrial, pharmaceutical and healthcare.

Our business environment is characterized by technological innovation and market growth. Competitors include technology-driven suppliers of the same, as well as other functionally equivalent, products and services.

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Infrastructure is headquartered in Wilton, Connecticut and has operations in North America, South America, Europe and Asia.

Insurance

Insurance (19.5%, 17.6% and 18.9% of consolidated revenues in 2003, 2002 and 2001, respectively) offers a broad range of insurance and investment products that help consumers create and preserve personal wealth, protect assets and enhance their life styles. For lenders and investors, it protects against the risks of default on low-down-payment mortgages. For businesses, we provide reinsurance and primary commercial insurance products to insurance companies, Fortune 100 companies, self-insurers and healthcare providers. Through December 2003, for state and local governments and other public entities, we offered financial guarantees for a variety of debt securities.

Our businesses are subject to intense competition. We believe the principal competitive factors in the sale of our products are product features, price, commission structure, marketing and distribution arrangements, brand, reputation, financial strength ratings and service. We believe we are well positioned to benefit from a number of significant demographic, governmental and market trends, including aging U.S. populations with growing retirement income needs and increased risk of outliving their savings, growing lifestyle protection gaps, and increasing opportunities for mortgage insurance in the U.S. and other countries.

During 2003, General Electric Mortgage Insurance Corporation (GEMICO) requested that its financial strength ratings be lowered from AAA/Aaa to AA/Aa2, positioning our United States business to operate at lower capital levels. This change improves our capital efficiency and return on equity while retaining a conservative risk-to-capital ratio.

In November 2003, we announced our intent for an initial public offering (IPO) of a new company, Genworth Financial, Inc. (Genworth), comprising most of our life and mortgage insurance businesses. We plan to sell approximately one-third of Genworth’s equity in the IPO, and we expect (subject to market conditions) to reduce our ownership over the next three years as Genworth transitions to full independence. We commenced the IPO process in January 2004 and expect to complete the IPO in the first half of the year, subject to market conditions and receipt of various regulatory approvals.

Insurance headquarters are located in Richmond, Virginia with offices throughout the United States and in Canada, Europe, Latin America, Australia and Asia Pacific.

GE Global Insurance Holding (Employers Reinsurance Corporation)

Through our principal insurance and reinsurance company affiliates – Employers Reinsurance Corporation, GE Reinsurance Corporation, the GE Frankona Group and the Medical Protective Corporation – we write substantially all lines of reinsurance (where the insured party is another insurance company) and select lines of direct property and casualty insurance (where the insured party is a non-insurance company or an individual).

The reinsurance operations include the reinsurance of property and casualty risks written by more than 1,000 insurers around the world. Direct insurance operations are focused on niche lines of business, principally medical malpractice coverage for physicians and dentists, medical professional liability for hospitals, errors and omissions coverage for insurance agents and brokers, professional liability insurance for attorneys, excess indemnity for self-insurers of medical benefits and excess workers’ compensation for self-insurers. The life reinsurance affiliates are engaged in the reinsurance of life insurance products, including term, whole and universal life, annuities, certain health-related coverages and the provision of financial reinsurance to life insurers. During 2003,

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we announced our intent to scale back on life reinsurance operations to improve overall returns and we ceased writing new life reinsurance business in the United States and sold our United States life reinsurance business – ERC Life Reinsurance Corporation.

Employers Reinsurance Corporation is one of the largest competitors in its marketplace. Our property and casualty reinsurance operations are ranked fifth in the world in terms of net premiums written and we compete with the world’s largest reinsurers as well as dozens of smaller niche competitors. Our life reinsurance operations are ranked in the top four life reinsurers in the world.

Maintaining strong financial strength ratings is an important factor in remaining competitive in both the reinsurance and direct insurance markets in which we compete. During 2003, certain external credit rating agencies announced the lowering of financial strength ratings with respect to GE Global Insurance Holding and subsidiaries, citing poor recent operating performance as the principal factor. Rating agencies took similar actions to lower the ratings of many insurers and reinsurers in recent years. Debt ratings for GE Global Insurance Holding affect $1.7 billion of outstanding debt. While these ratings were lowered in 2003, they remain investment grade. We do not believe these actions will materially affect GE Global Insurance Holding liquidity or capital resources, or the ability to write future business.

NBC

NBC (5.1%, 5.4% and 4.6% of consolidated revenues in 2003, 2002 and 2001, respectively) is principally engaged in the broadcast of network television services to affiliated television stations within the United States; the production of live and recorded television programs; the operation, under licenses from the Federal Communications Commission (FCC), of television broadcasting stations; the ownership of four cable/satellite networks around the world, and investment and programming activities in multimedia, the Internet and cable television. The NBC Television Network is one of four major U.S. commercial broadcast television networks and serves more than 230 affiliated stations within the United States. At December 31, 2003, we owned and/or operated 29 VHF and UHF television stations including those located in Birmingham, AL; Los Angeles, CA; San Diego, CA; Hartford, CT; Miami, FL; Chicago, IL; New York, NY; Raleigh-Durham, NC; Columbus, OH; Philadelphia, PA; Providence, RI; Dallas, TX; and Washington, DC. Broadcasting operations, including the NBC Television Network, Telemundo and owned stations are subject to FCC regulation. Our operations include investment and programming activities in cable television, principally through CNBC, MSNBC, CNBC Europe, and CNBC Asia; equity investments in Arts and Entertainment, The History Channel, ValueVision, Inc., and a non-voting interest in Paxson Communications Corporation. In 2002 we acquired the cable network Bravo. Our strategic alliance with Dow Jones merged the European and Asian business news services of Dow Jones with those of CNBC to form CNBC Europe and CNBC Asia and, in addition, permits us to use Dow Jones editorial resources in the United States. In 2002, we acquired Spanish language broadcaster, Telemundo. We have entered into long-term arrangements with Triple Crown Productions that gives us exclusive American broadcast rights to the Kentucky Derby, the Preakness Stakes and the Belmont Stakes through 2005; and the National Association For Stock Car Auto Racing (NASCAR) which, in conjunction with Turner Broadcasting System, Inc., gives us the exclusive television rights to 20 NASCAR races per year through 2006. The business has entered into a long-term arrangement with the United States Golf Association (USGA) that gives us exclusive national over-the-air broadcast rights to the USGA’s major golf championships through the year 2005. We also have secured exclusive United States television rights to the 2004, 2006, 2008, 2010, 2012 Olympic Games.

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In 2003, GE entered into a definitive agreement to merge NBC and Vivendi Universal Entertainment. The new company to be called NBC Universal, will be approximately 80% owned by GE and approximately 20% owned by Vivendi Universal S.A., and/or its subsidiaries.

NBC is headquartered in New York, New York.

Transportation

Transportation (10.1%, 10.4% and 11.0% of consolidated revenues in 2003, 2002 and 2001, respectively) consists of Aircraft Engines and Rail.

Aircraft Engines produces, sells and services jet engines, turboprop and turbo shaft engines, and related replacement parts for use in military and commercial aircraft. Our military engines are used in a wide variety of aircraft that includes fighters, bombers, tankers, helicopters and surveillance aircraft. The CFM56™, produced by CFM International, a company jointly owned by GE and Snecma Moteurs of France, and GE’s CF6 and GE90® engines power aircraft in all categories of commercial aircraft: short/medium, intermediate and long-range. Applications for the CFM56™ engine include: Boeing’s 737-300/-400/-500 series, the next generation 737-600/-700/-800/-900 series, and the 737 business jet; Airbus’ A318, A319, A320, A321 and A340-200/-300 series; and military aircraft such as the KC-135R, E/KE-3 and E-6. The CF6 family of engines powers intermediate and long-range aircraft such as Boeing’s 747, 767, DC-10 and MD-11 series, as well as Airbus’ A300, A310 and A330 series. The GE90® engine is used to power Boeing’s 777 series twin-engine aircraft. The GP7200, being designed and marketed in a joint venture with the Pratt & Whitney division of United Technologies Corporation, is offered on Airbus’ A380.

We produce jet engines, such as the CF34®, for executive and regional aircraft, including Bombardier’s Challenger 604 and CRJ200/700/900 series of aircraft and Embraer’s 170 and 190 series of aircraft. A new version of the CF34®, the CF34-10A, is currently being developed to power China’s future ARJ21 regional aircraft. We also manufacture aircraft engine derivatives used for marine propulsion, mechanical drives and industrial power generation sources, the last of which is also reported as part of the Energy segment. Maintenance, component repair and overhaul services (MRO), including sales of replacement parts, are provided for many models of engines, including repair and overhaul of engines manufactured by competitors, and represent a significant portion of this business’ profits. In December 2003, we completed the acquisition of the non-destructive testing (NDT) business of Agfa-Gevaert. This business has been combined with Aircraft Engines NDT business to offer radiographic, ultrasonic, eddy current and other inspection solutions that test the structure and tolerance of materials without damaging them.

The worldwide competition in aircraft jet engines and MRO (including parts sales) is intense. Both U.S. and export markets are important. Product development cycles are long and product quality and efficiency are critical to success. Research and development expenditures, both customer-financed and internally funded, are important in this business. Focused intellectual property strategies and protection of key aircraft engine design, manufacture, repair and product upgrade technologies are also important.

Potential sales for any engine are limited by, among other things, its technological lifetime, which may vary considerably depending upon the rate of advance in technology, the small number of potential customers and the limited number of relevant airframe applications. Aircraft engine orders tend to follow military and airline procurement cycles, although cycles for military and commercial engine procurement are different.

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Rail is one of the world’s leading suppliers to the railroad, transit, and mining industries, providing freight and passenger locomotives, motorized drive systems for mining trucks and drills, diesel engines for marine and stationary markets, electrical propulsion and control systems for rapid transit cars, railway signaling and communications systems. Product services include maintenance and repair of locomotives, locomotive components, and communications and logistics systems for locomotive and train control. GE locomotives currently operate in more than 50 countries worldwide.

For information about orders and backlog, see pages 53 and 54 of Exhibit 99(d).

GE Transportation is headquartered in Evendale, Ohio and has operations in North America, Europe, Asia and South America.

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